Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-189883, 333-194844, 333-202768, 333-210210, 333-216584, 333-222567, and 333-222568) and Form S-3 (No. 333-198465, 333-220255, and 333-220255) of NanoString Technologies, Inc. of our report dated March 7, 2018 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Seattle, Washington
March 7, 2018